EXHIBIT 3.03

AMENDED AND RESTATED BYLAWS
OF
HYBRID NETWORKS, INC.
(A Delaware corporation)
ARTICLE I
OFFICES

    SECTION 1. REGISTERED OFFICE. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

    SECTION 2. OTHER OFFICES. Additional offices of the corporation shall be located at such place or places, within or outside the State of Delaware, as the board of Directors may from time to time authorize or the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS AND VOTING RIGHTS

    SECTION 3. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors shall be held either at a place within or without the State of Delaware, or by means of remote communication as the Board of Directors in its sole discretion may determine and as stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, if any, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

    SECTION 4. ANNUAL MEETING. Annual meetings of stockholders, commencing with the year 1991, shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such annual meeting, directors shall be elected and any other business may be transacted which may properly come before the meeting.

    SECTION 5. POSTPONEMENT OF ANNUAL MEETING. The Board of Directors and the President shall each have authority to hold at an earlier date and/or time, or to postpone to a later date and/or time, the annual meeting of stockholders.

    SECTION 6. SPECIAL MEETINGS.

    (a) Special meetings of the stockholders, for any purpose or purposes, may be called by the Chairman of the Board of Directors, or by the Chairman or the Secretary at the written request of a majority of the total number of directors which the corporation would have if there were no vacancies.

    (b) Upon written request to the Chairman of the Board of Directors, the President, any vice president or the Secretary of the corporation by any person or persons (other than the Board of Directors) entitled to call a special meeting of the stockholders, such officer forthwith shall cause notice to be given to the stockholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, such time to be not less than 10 nor more than 60 days after receipt of such request. If such notice is not given within 20 days after receipt of such request, the person or persons calling the meeting may give notice thereof in the manner provided by law or in these bylaws. Nothing contained in this Section 6 shall be construed as limiting, fixing or affecting the time or date when a meeting of stockholders called by action of the Board of Directors may be held.

    SECTION 7. NOTICE OF MEETINGS. Except as otherwise may be required by law and subject to Section 6 (b) above, notice of each meeting of stockholders shall be given in writing or by electronic transmission in the manner provided by law (including, without limitation, as set forth in Section 8(b) of these Bylaws) to each stockholder entitled to vote at that meeting (see Section 14 below), by the Secretary, assistant secretary or other person charged with that duty, not less than 10 nor more than 60 days before such meeting.

    Notice of any meeting of stockholders shall state the date, place (if any), and hour of the meeting and,

      (a) in the case of a special meeting, the general nature of the business to be transacted;

      (b) in the case of an annual meeting, the general nature of matters which the Board of Directors, at the time the notice is given, intends to present for action by the stockholders; and

      (c) in the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of the notice to be presented by management for election.

    At a special meeting, notice of which has been given in accordance with this Section, action may not be taken with respect to business, the general nature of which has not been stated in such notice. At an annual meeting, action may be taken with respect to business started in the notice of such meeting and any other business as may properly come before the meeting.

    SECTION 8. MANNER OF GIVING NOTICE.

    (a) Notice of any meeting of stockholders shall be given either personally or by first-class mail, telegraphic or other written communication, addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that stockholder by first-class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

    If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that addresses, all future notices shall be deemed to have been duly given without further mailing if these shall be available to the stockholder on written demand by the stockholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.

    An affidavit of mailing of any notice or report in accordance with the provisions of this Section 8(a), executed by the Secretary, Assistant Secretary or any transfer agent, shall, in the absence of fraud, be prima facie evidence of the giving of the notice.

    (b) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

    An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission in accordance with this Section 8(b) shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

    SECTION 9. QUORUM AND TRANSACTION OF BUSINESS.

      (a) At any meeting of the stockholders, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote on any matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by law or by the Certificate of Incorporation, and except as provided in Section 9(c).

      (b) At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (1) pursuant to the corporation's notice of meeting, (2) by or at the direction of the Board of Directors or (3) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this bylaw.

    For business to be properly brought before any meeting by a stockholder pursuant to clause (3) of this Section 9 (b), the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 20 days nor more than 60 days prior to the date of the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf of the proposal is made and (iv) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

    Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a meeting except in accordance with procedures set forth in this Section 9 (b). The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 9 (b), and if such person should so determine, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 9 (b), a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 9 (b).

      (c) The stockholders present at a duly called or held meeting of the stockholders at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, provided that any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

      (d) In the absence of a quorum, no business other than adjournment may be transacted, except as described in Section 9 (c).

    SECTION 10. ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS. Any meeting of stockholders may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of shares represented at such meeting either in person or by proxy and entitled to vote at such meeting.

    In the event any meeting is adjourned, it shall not be necessary to give notice of the time and place, if any, of such adjourned meeting pursuant to Sections 7 and 8; provided that if any of the following three events occur, such notice must be given:

      (1) announcement of the adjourned meeting's time and place, if any, is not made at the original meeting which it continues or

      (2) such meeting is adjourned for more than 30 days from the date set for the original meeting or

      (3) after the adjournment a new record date is fixed for the adjourned meeting.

    At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

    SECTION 11. WAIVER OF NOTICE, CONSENT TO MEETING OR APPROVAL OF MINUTES.

      (a) Subject to this Section 11(b), the transactions of any meeting of stockholders, however called and noticed, and wherever held, shall be as valid as though made at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote but not present in person or by proxy signs a written waiver of notice or a consent to holding of the meeting or an approval of the minutes thereof.

      (b) A waiver of notice, consent to the holding of a meeting or approval of the minutes thereof need not specify the business to be transacted or transacted at nor the purpose of the meeting.

      (c) All waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

      (d) A person's attendance at a meeting shall constitute waiver of notice of and presence at such meeting, except when such person objects at the beginning of the meeting to transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters which are required by law or these bylaws to be in such notice (including those matters described in subsection (d) of Section 7 of these bylaws), but are not so included if such person expressly objects to consideration of such matter or matters at any time during the meeting.

    SECTION 12. ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Effective upon the closing of the corporation's initial public offering of securities pursuant to a registration statement filed under the Securities Act of 1933, as amended, the stockholders of the corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting.

    SECTION 13. VOTING. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 14. If authorized by the Board of Directors, the ballot may be submitted by electronic transmission in the manner provided by law.

    Unless otherwise provided in the Certificate of Incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

    Any stockholder may vote part of such stockholders shares in favor of a proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the stockholder fails to specify the number of shares such stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares such stockholder is entitled to vote.

    SECTION 14. PERSONS ENTITLED TO VOTE OR CONSENT. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held (which place shall be specified in the notice of the meeting); or, on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting). The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.

    SECTION 15. PROXIES. Every person entitled to vote or execute consents may do so either in person or by one or more agents authorized to act by a proxy executed by the person or such person's duly authorized agent and filed with the Secretary of the corporation; provided that no such proxy shall be valid after the expiration of three years from the date of its execution, unless the proxy provides for a longer period. The manner of execution, suspension, revocation, exercise and effect of proxies is governed by law, and, if authorized by the Board of Directors, may be submitted by electronic transmission in the manner provided by law.

    SECTION 16. INSPECTORS OF ELECTION. Before any meeting of stockholders, the Board of Directors may appoint one or more persons, other than nominees for office, to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint inspectors of election at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholders proxy shall, appoint a person to fill that vacancy.

    These inspectors shall: (i) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (ii) receive votes, ballots, or consents; (iii) hear and determine all challenges and questions in any way arising in connection with the right to vote; (iv) count and tabulate all votes or consents; (v) determine when the polls shall close; (vi) determine the result; and (vii) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

ARTICLE III
BOARD OF DIRECTORS

    SECTION 17. POWERS. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

    SECTION 18. NUMBER OF DIRECTORS. The authorized number of directors of this corporation shall be not less than five and not more than nine. As of the date of the adoption of these amended and restated bylaws, the number of directors shall be 6, and thereafter the number of directors shall be fixed from time to time exclusively by resolution of the Board of Directors adopted by an affirmative vote of a majority of the total number of directors that the corporation would have if there were no vacancies. No reduction in the number of directors shall remove any director prior to the expiration of such director's term of office. Any bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of directors shall require the affirmative vote of a majority of the total number of directors which the corporation would have if there were no vacancies. In the event of any increase or reduction in the authorized number of directors: (i) each director then serving shall nevertheless continue as a director of the class of which such director is a member until the expiration of such director's current term, or such director's earlier resignation, removal from office or death, and (ii) the newly created or eliminated directorship or directorships resulting from such increase or reduction shall be apportioned by the Board of Directors, by resolution adopted by an affirmative vote of a majority of the total number of directors that the corporation would have if there were no vacancies, among the three classes of directors so as to maintain such classes as nearly equal in number as possible.

    SECTION 19. ELECTION OF DIRECTORS, TERM, QUALIFICATIONS. The directors shall be divided into three classes. The term of office of the first class, which class shall consist of two directors, shall expire at the annual meeting of stockholders held in 1998; the term of office of the second class, which class shall consists of one director, shall expire at the annual meeting of stockholders held in 1999; and the term of office of the third class, which class shall consist of two directors, shall expire at the annual meeting of stockholders held in 2000. Thereafter, each term of each class shall expire at each third succeeding annual meeting of stockholders after the meeting of stockholders at which the director or directors in such class were elected. Each Director shall serve until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

    Nominations for election to the Board of Directors must be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations, other than those made by the Board of Directors of the corporation, must be preceded by notification in writing received by the Secretary of the corporation not less than 20 days nor more than 60 days prior to any meeting of stockholders called for the election of directors. Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

    (a) the name, age, residence, address, and business address of each proposed nominee and of each such person;

    (b) the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person;

    (c) the amount of stock of the corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person; and

    (d) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the corporation will or may be a party.

    The presiding officer of the meeting shall have the authority to determine and declare to the meeting that a nomination not preceded by notification made in accordance with the foregoing procedure shall be disregarded.

    SECTION 20. RESIGNATIONS. Any director of the corporation may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation specifies effectiveness at a future time, a successor may be elected pursuant to Section 22 to take office on the date that the resignation becomes effective.

    SECTION 21. REMOVAL. The entire Board of Directors or any individual director may be removed from office, with or without cause, by the affirmative vote of at least a majority of the combined voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

    SECTION 22. VACANCIES. A vacancy or vacancies on the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or upon increase in the authorized number of directors or if stockholders fail to elect the full authorized number of directors at an annual meeting of stockholders or if, for whatever reason, there are fewer directors on the Board of Directors than the full number authorized. Such vacancy or vacancies may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for the remainder of the term of the class of the director for which such vacancy exists and until their earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

    SECTION 23. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times, places and dates as fixed in these bylaws or by the Board of Directors; provided, however, that if the date for such a meeting falls on a legal holiday, then the meeting shall be held at the same time on the next succeeding full business day. Regular meetings of the Board of Directors held pursuant to this Section 23 may be held without notice.

    SECTION 24. TELEPHONIC MEETINGS PERMITTED. Members of the Board of Directors may participate in a meeting through use of conference telephone or other communications equipment, so long as all members participating in such meeting can hear one another. Such participation constitutes presence in person at such meeting.

    SECTION 25. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose may be called by the Chairman of the Board or the President or any vice president or the Secretary of the corporation or any two directors.

    SECTION 26. NOTICE OF MEETINGS. Notice of the date, time and place of all meetings of the Board of Directors, other than regular meetings held pursuant to Section 24, shall be delivered personally, orally or in writing, or by telephone, telegraph, facsimile, electronic mail or other means of electronic transmission, to each director at least 48 hours before the meeting, or sent in writing to each director by first-class mail, charges prepaid, at least four days before the meeting. Such notice may be given by the Secretary of the corporation or by the person or persons who called a meeting. Such notice need not specify the purpose of the meeting. Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice of such meeting, or a consent to holding the meeting or an approval of the minutes thereof, either before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement such director's lack of notice. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

    SECTION 27. PLACE OF MEETINGS. Meetings of the Board of Directors may be held at any place within or without the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, designated in the bylaws or by resolution of the Board of Directors.

    SECTION 28. ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors individually or collectively consent in writing or by electronic transmission to such action. Such written consent or consents or electronic transmission of transmissions shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

    SECTION 29. QUORUM AND TRANSACTION OF BUSINESS. A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the authorized number of directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors, unless the law, the Certificate of Incorporation or these bylaws specifically require a greater number. A meeting at which a quorum is initially present may continue to transact business, notwithstanding withdrawal of directors, if any action taken is approved by at least a majority of the number of directors constituting a quorum for such meeting. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting, as provided in Section 30 of these bylaws.

    SECTION 30. ADJOURNMENT. Any meeting of the Board of Directors, whether or not a quorum is present, may be adjourned to another time and place by the affirmative vote of a majority of the directors present. If the meeting is adjourned for more than 24 hours, notice of such adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

    SECTION 31. ORGANIZATION. The Chairman of the Board shall preside at every meeting of the Board of Directors, if present. If there is no Chairman of the Board or if the Chairman is not present, a Chairman chosen by a majority of the directors present shall act as chairman. The Secretary of the corporation or, in the absence of the Secretary, any person appointed by the Chairman shall act as secretary of the meeting.

    SECTION 32. COMPENSATION. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

    SECTION 33. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

    In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

    Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

    Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE IV
OFFICERS

    SECTION 34. OFFICERS. The officers of the corporation shall be a President, Chief Financial Officer and a Secretary. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors may also choose one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

    SECTION 35. APPOINTMENT. All officers shall be chosen and appointed by the Board of Directors. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President, a Treasurer, and a Secretary and may choose Vice Presidents. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

    SECTION 36. INABILITY TO ACT. In the case of absence or inability to act of any officer of the corporation or of any person authorized by these bylaws to act in such officer's place, the Board of Directors may from time to time delegate the powers or duties of such Officer to any other officer, or any director or other person whom it may select, for such period of time as the Board of Directors deems necessary.

    SECTION 37. RESIGNATION. Any officer may resign at any time upon written notice to the corporation, without prejudice to the rights, if any, of the corporation under any contract to which such officer is a party. Such resignation shall be effective upon its receipt by the Chairman of the Board, the President, the Secretary or the Board of Directors, unless a different time is specified in the notice for effectiveness of such resignation. The acceptance of any such resignation shall not be necessary to make it effective unless otherwise specified in such notice.

    SECTION 38. REMOVAL. Any officer may resign at any time upon written notice to the corporation, without prejudice to the rights, if any, of the corporation under any contract to which such officer is a party. Such resignation shall be effective upon its receipt by the Chairman of the Board, the President, the Secretary or the Board of Directors, unless a different time is specified in the notice for effectiveness of such resignation. The acceptance of any such resignation shall not be necessary to make it effective unless otherwise specified in such notice.

    Any officer may be removed from office at any time, with or without cause, but subject to the rights, if any, of such officer under any contract of employment, by the Board of Directors or by any committee to whom such power of removal has been duly delegated, or, with regard to any officer who has been appointed by the chief executive officer pursuant to Section 35, by the chief executive officer or any other officer upon whom such power of removal may be conferred by the Board of Directors.

    SECTION 39. VACANCIES. A vacancy occurring in any office for any cause may be filled by the Board of Directors, in the manner prescribed by this Article of the bylaws for initial appointment to such office.

    SECTION 40. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He/she shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law.

    SECTION 41. PRESIDENT. Subject to such powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the general manager and chief executive officer of the corporation and shall have general supervision, direction, and control over the business and affairs of the corporation, subject to the control of the Board of Directors. The President may sign and execute, in the name of the corporation, any instrument authorized by the Board of Directors, except when the signing and execution thereof shall have been expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation. The President shall have all the general powers and duties of management usually vested in the president of a corporation, and shall have such other powers and duties as may be prescribed from time to time by the Board of Directors or these bylaws. The President shall have discretion to prescribe the duties of other officers and employees of the corporation in a manner not inconsistent with the provisions of these bylaws and the directions of the Board of Directors.

    SECTION 42. VICE PRESIDENTS. In the absence or disability of the President, in the event of a vacancy in the office of President, or in the event such officer refuses to act, the Vice President shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions on, the President. If at any such time the corporation has more than one vice president, the duties and powers of the President shall pass to each vice president in order of such vice president's rank as fixed by the Board of Directors or, if the vice presidents are not so ranked, to the vice president designated by the Board of Directors. The vice presidents shall have such other powers and perform such other duties as may be prescribed for them from time to time by the Board of Directors or pursuant to Sections 34 and 35 or otherwise pursuant to these bylaws.

    SECTION 43. SECRETARY AND ASSISTANT SECRETARY. The Secretary shall:

      (a) Keep, or cause to be kept, minutes of all meetings of the corporation's stockholders, Board of Directors, and committees of the Board of Directors, if any. Such minutes shall be kept in written form.

      (b) Keep, or cause to be kept, at the principal executive office of the corporation, or at the office of its transfer agent or registrar, if any, a record of the corporation's stockholders, showing the names and addresses of all stockholders, and the number and classes of shares held by each. Such records shall be kept in written form or any other form capable of being converted into written form.

      (c) Give, or cause to be given, notice of all meetings of stockholders, directors and committees of the Board of Directors, as required by law or by these bylaws.

      (d) Keep the seal of the corporation, if any, in safe custody.

      (e) Exercise such powers and perform such duties as are usually vested in the office of secretary of a corporation, and exercise such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or these bylaws.

    If any assistant secretaries are appointed, the assistant secretary, or one of the assistant secretaries in the order of their rank as fixed by the Board of Directors or, if they are not so ranked, the assistant secretary designated by the Board of Directors, in the absence or disability of the Secretary or in the event of such officer's refusal to act or if a vacancy exists in the office of Secretary, shall perform the duties and exercise the powers of the Secretary and discharge Such duties as may be assigned from time to time pursuant to these bylaws or by the Board of Directors.

    SECTION 44. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall:

      (a) Be responsible for all functions and duties of the treasurer of the corporation.

      (b) Keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account for the corporation.

      (c) Receive or be responsible for receipt of all monies due and payable to the corporation from any source whatsoever; have charge and custody of, and be responsible for, all monies and other valuables of the corporation and be responsible for deposit of all such monies in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors or a duly appointed and authorized committee of the Board of Directors.

      (d) Disburse or be responsible for the disbursement of the funds of the corporation as may be ordered by the Board of Directors or a duly appointed and authorized committee of the Board of Directors.

      (e) Render to the chief executive officer and the Board of Directors a statement of the financial condition of the corporation if called upon to do so.

      (f)  Exercise such powers and perform such duties as are usually vested in the office of chief financial officer of a corporation, and exercise such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

    If any assistant financial officer is appointed, the assistant financial officer, or one of the assistant financial officers, if there are more than one in the order of their rank as fixed by the Board of Directors or, if they are not so ranked, the assistant financial officer designated by the Board of Directors, shall, in the absence or disability of the Chief Financial Officer or in the event of such officer's refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time pursuant to these bylaws or by the Board of Directors.

    SECTION 45. COMPENSATION. The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the corporation.

ARTICLE V
CONTRACTS, LOANS, BANK ACCOUNTS, CHECKS AND DRAFTS

    SECTION 46. EXECUTION OF CONTRACTS AND OTHER INSTRUMENTS. Except as these bylaws may otherwise provide, the Board of Directors or its duly appointed and authorized committee may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. Except as so authorized or otherwise expressly provided in these bylaws, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

    SECTION 47. LOANS. No loans shall be contracted on behalf of the corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors or its duly appointed and authorized committee. When so authorized by the Board of Directors or such committee, any officer or agent of the corporation may effect loans and advances at any time for the corporation from any bank, trust company, or other institution, or from any firms, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the corporation and, when authorized as aforesaid, may mortgage, pledge, hypothecate or transfer any and all stocks, securities and other property, real or personal, at any time held by the corporation, and to that end endorse, assign and deliver the same as security for the payment of any and all loans, advances, indebtedness, and liabilities of the corporation. Such authorization may be general or confined to specific instances.

    SECTION 48. BANK ACCOUNTS. The Board of Directors or its duly appointed and authorized committee from time to time may authorize the opening and keeping of general and/or special bank accounts with such banks, trust companies, or other depositories as may be selected by the Board of Directors, its duly appointed and authorized committee or by any officer or officers, agent or agents, of the corporation to whom such power may be delegated from time to time by the Board of Directors. The Board of Directors or its duly appointed and authorized committee may make such rules and regulations with respect to said bank accounts, not inconsistent with the provisions of these bylaws, as are deemed advisable.

    SECTION 49. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes, acceptances or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation, and in such manner, as shall be determined from time to time by resolution of the Board of Directors or its duly appointed and authorized committee. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories may be made, without counter-signature by the President or any vice president or the Chief Financial Officer or any assistant financial officer or by any other officer or agent of the corporation to whom the Board of Directors or its duly appointed and authorized committee, by resolution, shall have delegated such power or by hand-stamped impression in the name of the corporation.

ARTICLE VI
CERTIFICATES FOR STOCK AND THEIR TRANSFER

    SECTION 50. CERTIFICATE FOR STOCK. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an assistant financial officer or by the Secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

    In the event that the corporation shall issue any shares as only partly paid, the certificate issued to represent such partly paid shares shall have stated thereon the total consideration to be paid for such shares and the amount paid thereon.

    If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

    SECTION 51. TRANSFER ON THE BOOKS. Upon surrender to the Secretary or transfer agent (if any) of the corporation of a certificate for shares of the corporation duly endorsed, with reasonable assurance that the endorsement is genuine and effective, or accompanied by proper evidence of succession, assignment or authority to transfer and upon compliance with applicable federal and state securities laws and if the corporation has no statutory duty to inquire into adverse claims or has discharged any such duty and if any applicable law relating to the collection of taxes has been complied with, it shall be the duty of the corporation, by its Secretary or transfer agent, to cancel the old certificate, to issue a new certificate to the person entitled thereto and to record the transaction on the books of the corporation.

    SECTION 52. LOST, DESTROYED AND STOLEN CERTIFICATES. The holder of any certificate for shares of the corporation alleged to have been lost, destroyed or stolen shall notify the corporation by making a written affidavit or affirmation of such fact. Upon receipt of said affidavit or affirmation the Board of Directors, or its duly appointed and authorized committee or any officer or officers authorized by the Board so to do, may order the issuance of a new certificate for shares in the place of any certificate previously issued by the corporation and which is alleged to have been lost, destroyed or stolen. However, the Board of Directors or such authorized committee, officer or officers may require the owner of the allegedly lost, destroyed or stolen certificate, or such owner's legal representative, to give the corporation a bond or other adequate security sufficient to indemnify the corporation and its transfer agent and/or registrar, if any, against any claim that may be made against it or them on account of such allegedly lost, destroyed or stolen certificate or the replacement thereof. Said bond or other security shall be in such amount, on such terms and conditions and, in the case of a bond, with such surety or sureties as may be acceptable to the Board of Directors or to its duly appointed and authorized committee or any officer or officers authorized by the Board of Directors to determine the sufficiency thereof. The requirement of a bond or other security may be waived in particular cases at the discretion of the Board of Directors or its duly appointed and authorized committee or any officer or officers authorized by the Board of Directors so to do.

    SECTION 53. ISSUANCE, TRANSFER AND REGISTRATION OF SHARES. The Board of Directors may make such rules and regulations, not inconsistent with law or with these bylaws, as it may deem advisable concerning the issuance, transfer and registration of certificates for shares of the capital stock of the corporation. The Board of Directors may appoint a transfer agent or registrar of transfers, or both, and may require all certificates for shares of the corporation to bear the signature of either or both.

ARTICLE VII
INSPECTION OF CORPORATE RECORDS

    SECTION 54. INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind of the corporation and any of its subsidiaries and to inspect the physical properties of the corporation and any of its subsidiaries. Such inspection may be made by the director in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

    SECTION 55. INSPECTION BY STOCKHOLDERS.

    (a) INSPECTION OF CORPORATE RECORDS. Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

    (b) INSPECTION OF BYLAWS. The original or a copy of these bylaws shall be kept as provided in Section 43 and shall be open to inspection by the stockholders at all reasonable times during office hours. A current copy of these bylaws shall be furnished to any stockholder upon written request.

    SECTION 56. WRITTEN FORM. If any record subject to inspection pursuant to Section 55 is not maintained in written form, a request for inspection is not complied with unless and until the corporation at its expense makes such record available in written form.

ARTICLE VIII
MISCELLANEOUS

    SECTION 57. FISCAL YEAR. Unless otherwise freed by resolution of the Board of Directors, the fiscal year of the corporation shall end on the 31st day of December in each calendar year.

    SECTION 58. ANNUAL REPORT.

    (a) Subject to the provisions of Section 58 (b), the Board of Directors shall cause an annual report to be/sent to each stockholder of the corporation in the manner provided in Section 8 of these bylaws not later than 120 days after the close of the corporation's fiscal year. Such report shall include a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation. Such report shall be sent to stockholders at least 15 (or, if sent by third-class mail, 35) days prior to the next annual meeting of stockholders after the end of the fiscal year to which it relates.

    (b) If and so long as there are fewer than 100 holders of record of the corporation's shares, the requirement of sending of an annual report to the stockholders of the corporation is hereby expressly waived.

    SECTION 59. RECORD DATE. The Board of Directors may fix a time in the future as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of shares or entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall not be more than 60 days nor less than 10 days prior to the date of the meeting nor more than 60 days prior to any other action or event for the purpose of which it is fixed. If no record date is fixed, the provisions of Section 14 shall apply with respect to notice of meetings, votes, and contents and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopt the resolutions relating thereto, or the 60th day prior to the date of such other action or event, whichever is later.

    Only stockholders of record at the close of business on the record date shall be entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Certificate of Incorporation, by agreement or by law.

    SECTION 60. BYLAW AMENDMENTS. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend and repeal these bylaws subject to the power of the holders of capital stock of the corporation to alter, amend or repeal the bylaws; provided, however, that, with respect to the powers of holders of capital stock to make, alter, amend and repeal bylaws of the corporation, notwithstanding any other provision of these bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the corporation required by law, these bylaws or any preferred stock, the affirmative vote of the holders of at least a majority of the combined voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to make, alter, amend or repeal any provision of these bylaws.

    SECTION 61. CONSTRUCTION AND DEFINITION. Unless the context requires otherwise, the general provisions, rules of construction, and definitions contained in the Delaware General Corporation Law shall govern the construction of these bylaws. Without limiting the foregoing, "shall" is mandatory and "may" is permissive.

    SECTION 62. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

    SECTION 63. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

    Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX.
INDEMNIFICATION OF DIRECTORS AND OFFICERS

    SECTION 64. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an executive officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 66 with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

    SECTION 65. RIGHT TO ADVANCEMENT OF EXPENSES. The right to indemnification conferred in Section 64 shall include the right to be paid by the corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 65 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 64 and 65 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

    SECTION 66. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section 64 or 65 of this ARTICLE IX is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE IX or otherwise shall be on the corporation.

    SECTION 67. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation's Certificate of Incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

    SECTION 68. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    SECTION 69. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any officer, employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and executive officers of the corporation.